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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b)(2)
                            ------------------------

                        FIRST TRUST NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

                                   36-4046888
                                (I.R.S. Employer
                              Identification No.)

      400 NORTH MICHIGAN AVENUE,                          60611
          CHICAGO, ILLINOIS                             (Zip code)
        (Address of principal
          executive offices)

                            ------------------------

                                 G. M. CARROLL
                        FIRST TRUST NATIONAL ASSOCIATION
                        400 N. MICHIGAN AVENUE, FLOOR 2S
                            CHICAGO, ILLINOIS 60611
                            TELEPHONE (312) 836-6751

           (Name, address, and telephone number of agent for service)

                            ------------------------

                           BAXTER INTERNATIONAL INC.

              (Exact name of obligor as specified in its charter)

               DELAWARE                                 36-0781620
   (State or other jurisdiction of                   (I.R.S. Employer
    incorporation or organization)                 Identification No.)

          ONE BAXTER PARKWAY                              60015
         DEERFIELD, ILLINOIS                            (Zip code)
        (Address of principal
          executive offices)

                                DEBT SECURITIES
                        (Title of Indenture Securities)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 1.  GENERAL INFORMATION.

    Furnish the following information as to the Trustee:

    (A) Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency, Washington, D.C.

    (B)  Whether it is authorized to exercise corporate trust powers.

    Yes.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

    If the obligor is an affiliate of the Trustee, describe each such affiliation.

    The obligor is not an affiliate of the trustee.

ITEM 3.  VOTING SECURITIES OF THE TRUSTEE.

    Furnish the following information as to each class of voting securities of the Trustee:

                             AS OF JANUARY 9, 1997

                                                                                     COL. B
                                     COL. A                                          AMOUNT
                                 TITLE OF CLASS                                    OUTSTANDING
---------------------------------------------------------------------------------  -----------


    Not applicable by virtue of response to Item 13.

ITEM 4.  TRUSTEESHIPS UNDER OTHER INDENTURES.

    If the Trustee is a Trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

    (A)  Title of the securities outstanding under each such other indenture.

    Not applicable by virtue of response to Item 13.

    (B) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the act arises as a result of the Trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

    Not applicable by virtue of response to Item 13.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

    If the Trustee or any of the directors or executive officers of the Trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state and nature of each such connection.

    Not applicable by virtue of response to Item 13.

ITEM 6.  VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

    Furnish the following information as to the voting securities of the Trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

                             AS OF JANUARY 9, 1997

                                                                                    COL. D
                                                                                  PERCENTAGE
                                                                                   OF VOTING
                                                                                  SECURITIES
                                                                                  REPRESENTED
                                                        COL. B        COL. C       BY AMOUNT
COL. A                                                 TITLE OF    AMOUNT OWNED    GIVEN IN
NAME OF OWNER                                            CLASS     BENEFICIALLY     COL. C
-----------------------------------------------------  ---------  --------------  -----------


    Not applicable by virtue of response to Item 13.

ITEM 7.  VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
  OFFICIALS.

    Furnish the following information as to the voting securities of the Trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

                             AS OF JANUARY 9, 1997

                                                                                    COL. D
                                                                                  PERCENTAGE
                                                                                   OF VOTING
                                                                                  SECURITIES
                                                                                  REPRESENTED
                                                        COL. B        COL. C       BY AMOUNT
COL. A                                                 TITLE OF    AMOUNT OWNED    GIVEN IN
NAME OF OWNER                                            CLASS     BENEFICIALLY     COL. C
-----------------------------------------------------  ---------  --------------  -----------


    Not applicable by virtue of response to Item 13.

ITEM 8.  SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

    Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the
Trustee:

                             AS OF JANUARY 9, 1997

                                               COL. B            COL. C
                                             WHETHER THE      AMOUNT OWNED          COL. D
                                             SECURITIES   BENEFICIALLY OR HELD    PERCENT OF
                                             ARE VOTING      AS COLLATERAL           CLASS
                                                 OR           SECURITY FOR      REPRESENTED BY
COL. A                                        NONVOTING      OBLIGATIONS IN     AMOUNT GIVEN IN
TITLE OF CLASS                               SECURITIES    DEFAULT BY TRUSTEE       COL. C
-------------------------------------------  -----------  --------------------  ---------------


    Not applicable by virtue of response to Item 13.

ITEM 9.  SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

    If the Trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the Trustee.

                             AS OF JANUARY 9, 1997

                                                               COL. C
                                                            AMOUNT OWNED          COL. D
                                                        BENEFICIALLY OR HELD    PERCENT OF
                                                           AS COLLATERAL           CLASS
                                             COL. B         SECURITY FOR      REPRESENTED BY
COL. A                                       AMOUNT        OBLIGATIONS IN     AMOUNT GIVEN IN
NAME OF ISSUER AND TITLE OF CLASS          OUTSTANDING   DEFAULT BY TRUSTEE       COL. C
-----------------------------------------  -----------  --------------------  ---------------


    Not applicable by virtue of response to Item 13.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

    If the Trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the Trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

                             AS OF JANUARY 9, 1997

                                                               COL. C
                                                            AMOUNT OWNED          COL. D
                                                        BENEFICIALLY OR HELD    PERCENT OF
                                                           AS COLLATERAL           CLASS
                                             COL. B         SECURITY FOR      REPRESENTED BY
COL. A                                       AMOUNT        OBLIGATIONS IN     AMOUNT GIVEN IN
NAME OF ISSUER AND TITLE OF CLASS          OUTSTANDING   DEFAULT BY TRUSTEE       COL. C
-----------------------------------------  -----------  --------------------  ---------------


    Not applicable by virtue of response to Item 13.

ITEM 11. OWNERSHIP OF HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

    If the Trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the Trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the Trustee.

                             AS OF JANUARY 9, 1997

                                                               COL. C
                                                            AMOUNT OWNED          COL. D
                                                        BENEFICIALLY OR HELD    PERCENT OF
                                                           AS COLLATERAL           CLASS
                                             COL. B         SECURITY FOR      REPRESENTED BY
COL. A                                       AMOUNT        OBLIGATIONS IN     AMOUNT GIVEN IN
NAME OF ISSUER AND TITLE OF CLASS          OUTSTANDING   DEFAULT BY TRUSTEE       COL. C
-----------------------------------------  -----------  --------------------  ---------------


    Not applicable by virtue of response to Item 13.

ITEM 12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

    Except as noted in the instructions, if the obligor is indebted to the Trustee, furnish the following information:

                             AS OF JANUARY 9, 1997

                           COL. A                                    COL. B           COL. C
                   NATURE OF INDEBTEDNESS                      AMOUNT OUTSTANDING    DATE DUE
-------------------------------------------------------------  -------------------  ----------


    Not applicable by virtue of response to Item 13.

ITEM 13.  DEFAULTS BY THE OBLIGOR.

    (A) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

    There is not nor has there been a default with respect to the securities under this indenture.

    (B) If the Trustee is a Trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

    There is not nor has there been a default with respect to the securities under this indenture. The trustee is not a trustee under another indenture under which securities are outstanding.

ITEM 14.  AFFILIATIONS WITH THE UNDERWRITERS.

    If any underwriter is an affiliate of the Trustees, describe each such affiliation.

    Not applicable by virtue of response to Item 13.

ITEM 15.  FOREIGN TRUSTEE.

    Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the act.

    Not applicable.

ITEM 16.  LIST OF EXHIBITS.

    List below all exhibits filed as a part of this statement of eligibility.

    1. A copy of the Articles of Association of First Trust National Association as now in effect, filed herewith.

    2. A copy of the certificate of authority to commence business, incorporated herein by reference to Exhibit 2 to T-1; Registration No. 33-64175.

    3. A copy of the certificate of authority to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 to T-1; Registration No. 33-64175.

    4. A copy of the existing By-Laws of First Trust National Association as now in effect, incorporated herein by reference to Exhibit 4 to T-1; Registration No. 33-64175.

    5.  Not applicable by virtue of response to Item 13.

    6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 to T-1; Registration No. 33-64175.

    7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

    8.  Not applicable.

    9.  Not applicable.

                                   SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, First Trust National Association, A National Banking Association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, as of the 9th day of January, 1997.

                                FIRST TRUST NATIONAL ASSOCIATION

                                By:               /s/ G.M. CARROLL
                                     -----------------------------------------
                                                    G.M. Carroll
                                                 VICE PRESIDENT AND
                                                ASSISTANT SECRETARY

                                                                       EXHIBIT 1

                        FIRST TRUST NATIONAL ASSOCIATION
                  AMENDED AND RESTATED ARTICLES OF ASSOCIATION

    For the purpose of organizing an association to perform any lawful activities of national banks, the undersigned do enter into the following Amended and Restated Articles of Association:

    FIRST. The title of this Association shall be "First Trust National Association".

    SECOND. The main office of this Association shall be in the City of Chicago, County of Cook and State of Illinois. The business of this Association will be limited to that of a national trust bank, and to support activities incidental thereto. This Association will not amend these Articles of Association to expand the scope of or alter its business beyond that stated in this Article Second without the prior approval of the Comptroller of the Currency. Prior to the transfer of any stock of the Association, the Association will seek the prior approval of the appropriate federal depository institution regulatory agency.

    THIRD. The board of directors of this Association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Each director shall own common or preferred stock of this Association with an aggregate par value of not less than $1,000, or common or preferred stock of First Bank System, Inc. with an aggregate par, fair market, or equity value of not less than $1,000, as of either (i) the date of purchase, (ii) the date the person became a director or (iii) the date of that person's most recent election to the board of directors, whichever is more recent. Any combination of common or preferred stock of this Association or First Bank System, Inc. may be used.

    Any vacancy in the board of directors may be filled by action of a majority of the remaining directors between meetings of shareholders. The board of directors may not increase the number of directors between meetings of shareholders to a number that (1) exceeds by more than two the number of directors last elected by shareholders where the number was fifteen or less; and
(2) exceeds by more than four the number of directors last elected by shareholders where the number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

    Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office.

    Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

    Honorary or advisory members of the board of directors, without voting power or power of final decision in matters concerning the business of this Association, may be appointed by resolution of a majority of the full board of directors, or by resolution of shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted for purposes of determining the number of directors of this Association or the presence of a quorum in connection with any board action, and shall not be required to own qualifying shares.

    FOURTH. There shall be an annual meeting of shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified therefore in the bylaws, or if that day falls on a legal holiday in the State in which this Association is located, on the next following banking day. If no election is held on the day fixed, or in event of a legal holiday, an election may be held on any subsequent day within sixty days of the day fixed, to be designated by the board of directors, or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding. In all cases at least ten-days advance notice of the meeting shall be given to the shareholders by first class mail.

    A director may resign at any time by delivering written or oral notice to the board of directors, its chairperson, or to this Association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

    A director may be removed by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is provided, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause; PROVIDED, HOWEVER, that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

    FIFTH. The authorized amount of capital stock of this Association shall be 10,000 shares of common stock of the par value of one-hundred dollars ($100.00) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

    No holder of shares of the capital stock of any class of this Association shall have any preemptive or preferential right of subscription to any shares of any class of stock of this Association, whether now or hereafter authorized, or to any obligations convertible into stock of this Association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the board of directors, in its discretion may from time to time determine and at such price as the board of directors may from time to time fix.

    Unless otherwise specified in these Articles of Association or required by law, (1) all matters requiring shareholder action, including amendments to the articles of Association must be approved by shareholders owning a majority voting interest in the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.

    Unless otherwise provided in the bylaws, the record date for determining shareholders entitled to notice of and to vote at any meeting is the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more than seventy days before the meeting.

    SIXTH. The board of directors shall appoint one of its members president of this Association and one of its members chairperson of the board. The board of directors shall also have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors' and shareholders' meetings and be responsible for authenticating the records of this Association, and such other officers and employees as may be required to transact the business of this Association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors in accordance with the bylaws.

    The board of directors shall have the power to:

        (1) Define the duties of the officers, employees, and agents of this Association.

        (2) Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of this Association.

        (3) Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions, consistent with applicable law.

        (4) Dismiss officers and employees.

        (5) Require bonds from officers and employees and to fix the penalty thereof.

        (6) Ratify written policies authorized by this Association's management or committees of the board.

        (7) Regulate the manner in which any increase or decrease of the capital of this Association shall be made; PROVIDED, HOWEVER, that nothing herein shall restrict the power of shareholders to increase or decrease the capital of this Association in accordance with law, and nothing shall raise or lower from two-thirds the percentage required for shareholder approval to increase or reduce the capital.

        (8) Manage and administer the business and affairs of this Association.

        (9) Adopt bylaws, not inconsistent with law or these Articles of Association, for managing the business and regulating the affairs of this Association.

       (10) Amend or repeal bylaws, except to the extent that the articles of Association reserve this power in whole or in part to shareholders.

       (11) Make contracts.

       (12) Generally to perform all acts that are legal for a board of directors to perform.

    SEVENTH. The board of directors shall have the power to change the location of the main office to any other place within the limits of the City of Chicago without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of this Association to any other location permitted under applicable law, without the approval of the shareholders, subject to approval by the Comptroller of the Currency.

    EIGHTH. The corporate existence of this Association shall continue until terminated according to the laws of the United States.

    NINTH. The board of directors of this Association, or any three (3) or more shareholders owning, in the aggregate, not less than twenty-five percent (25%) of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the bylaws or the laws of the United States, or waived by shareholders, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten, and no more than sixty, days prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this Association. Unless otherwise provided by these Articles of Association or the bylaws, any action requiring approval of shareholders must be effected at a duly called annual or special meeting.

    TENTH. Any action required to be taken at a meeting of the shareholders or directors or any action that may be taken at a meeting of the shareholders or directors may be taken without a meeting if consent in writing, setting forth the action as taken shall be signed by all the shareholders or directors entitled to vote with respect to the matter thereof. Such action shall be effective on the date on which the last signature is placed on the writing, or such earlier data as is set forth therein.

    ELEVENTH. Meetings of the board of directors or shareholders, regular or special, may be held by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can simultaneously hear each other, and participation in such meeting by such aforementioned means shall constitute presence in person at such meeting.

    TWELFTH. (a) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action by or in the right of the Association) by reason of the fact that he is or was a director, officer, employee or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Association, unless similar indemnification is provided by such other corporation, partnership, joint venture, trust or other enterprise (any funds received by any person as a result of the provisions of this Article being deemed an advance against his receipt of any such other indemnification from any such other corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Association, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Association, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    (b) Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Association to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other corporation, partnership, joint venture, trust or other enterprise shall be indemnified by the Association, unless similar indemnification is provided by such other corporation, partnership, joint venture, trust or other enterprise (any funds received by any person as a result of the provisions of this Article being deemed an advance against his receipt of any such other indemnification from any such other corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Association and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Association unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    (c) To the extent that a director, officer, employee or agent of the Association has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified by the Association against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

    (d) Except as set forth in paragraph (c) of this Article, any indemnification under paragraphs (a) and (b) of this Article (unless ordered by the court), shall be made by the Association only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraphs (a) and (b) of this Article. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

    (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Association in advance of the final disposition of such action, suit or proceeding upon receipt of any undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Association. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

    (f) The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or seeking advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

    (g) By action of the Board of Directors, notwithstanding any interest of the directors in the action, the Association may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Association shall have the power to indemnify him against such liability under the provisions of this Article.

    (h) For purpose of this Article, references to "the Association" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

    (i) For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Association" shall include any service as a director, officer, employee or agent of the Association which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Association" as referred to in this Article.

    (j) The indemnification and advancement of expenses hereby provided shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

    THIRTEENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. This Association's board of directors may propose one or more amendments to these Articles of Association for submission to the shareholders.

    IN WITNESS WHEREOF, we have hereunto set our hands as of the 10th day of December, 1996, effective as of the acceptance thereof by the Comptroller of the Currency.

                                                                       EXHIBIT 7

            CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1996

    All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

                           SCHEDULE RC--BALANCE SHEET
                                     ASSETS

                                                                                                              (LESS
                                                                                       RCON        C200       THAN)
                                                                                    -----------  ---------  ----------
                                                                                                   DOLLAR AMOUNTS IN
                                                                                                       THOUSANDS
 1. Cash and balances due from depository institutions (from Schedule RC-A):
   a.  Noninterest-bearing balances and currency and coin(1)......................        0081      75,779  1.a
   b.  Interest-bearing balances(2)...............................................        0071           0  1.b
 2. Securities:
   a.  Held-to-maturity securities (from Schedule RC-8, column A).................        1754           0  2.a
   b.  Available-for-sale securities (from Schedule RC-8, column D)...............        1773       3,231  2.b
 3. Federal funds sold and securities purchased under agreements to resell:
   a.  Federal funds sold.........................................................        0276           0  3.a
   b.  Securities purchased under agreements to resell............................        0277           0  3.b
 4. Loans and Lease financing receivables:
   a.  Loans and leases, net of unearned income (from Schedule RC-C)..............        2122           0  4.a
   b.  LESS: Allowance for loan and lease losses..................................        3123           0  4.b
   c.  LESS: Allocated transfer risk reserve......................................        3128           0  4.c
   d.  Loans and leases, net of unearned income, allowances, and reserve (item 4.a
       minus 4.b and 4.c).........................................................        2125           0  4.d
 5. Trading assets................................................................        3545           0  5.
 6. Premises and fixed assets (including capitalized leases)......................        2145         112  6.
 7. Other real estate owned (from Schedule RC-M)..................................        2150           0  7.
 8. Investments in unconsolidated subsidiaries and associated companies (from
    Schedule RC-M)................................................................        2130           0  8.
 9. Customers' liability to this bank on acceptances outstanding..................        2155           0  9.
10. Intangible assets (from Schedule RC-M)........................................        2143      26,407  10.
11. Other assets (from Schedule RC-F).............................................        2160       2,692  11.
12. Total assets (sum of items 1 through 11)......................................        2170     108,221  12.

------------------------

(1) Includes cash items in process of collection and unposted debits.

(2) Includes time certificates of deposit not held for trading.

                         FIRST TRUST OF ILLINOIS, N.A.*
                           400 NORTH MICHIGAN AVENUE
                               CHICAGO, IL 60611

                *Please note. As of midnight, December 31, 1996
    First Trust of Illinois, N.A., changed its name to First Trust National
                                  Association.

                                                                                                              (LESS
                                                                                       RCON        C200       THAN)
                                                                                    -----------  ---------  ----------
                                                                                                   DOLLAR AMOUNTS IN
                                                                                                       THOUSANDS
                                                     LIABILITIES
13. Deposits
   a.  In domestic offices (sum of totals of columns A and C from Schedule
       RC-E)......................................................................        2200           0  13.a
     (1) Noninterest-bearing(1)...................................................        6631           0  13.a.1
     (2) Interest-bearing.........................................................        6636           0  13.a.2
   b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs..............
     (1) Noninterest-bearing......................................................
     (2) Interest-bearing.........................................................
14. Federal funds purchased and securities sold under agreements to repurchase:
   a.  Federal funds purchased....................................................        0278           0  14.a
   b.  Securities sold under agreements to repurchase.............................        0279           0  14.b
15. a.  Demand notes issued to the U.S. Treasury..................................        2840           0  15.a
   b.  Trading liabilities........................................................        3548           0  15.b
16. Other borrowed money:
   a.  With a remaining maturity of one year or less..............................        2332           0  16.a
   b.  With a remaining maturity of more than one year............................        2333           0  16.b
17. Mortgage indebtedness and obligations under capitalized leases................        2910           0  17.
18. Bank's liability on acceptances executed and outstanding......................        2920           0  18.
19. Subordinated notes and debentures.............................................        3200           0  19.
20. Other liabilities (from Schedule RC-G)........................................        2930       1,730  20.
21. Total liabilities (sum of items 13 through 20)................................        2948       1,730  21.
22. Limited-life preferred stock and related surplus..............................        3282           0  22.

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.................................        3838           0  23.
24. Common stock..................................................................        3230       1,000  24.
25. Surplus (exclude all surplus related to preferred stock)......................        3839     106,712  25.
26. a.  Undivided profits and capital reserves....................................        3632      (1,221) 26.a
   b.  Net unrealized holding gains (losses) on available-for-sale securities.....        8434           0  26.b
27. Cumulative foreign currency translation adjustments...........................
28. Total equity capital (sum of items 23 through 27).............................        3210     106,491  28.
29. Total liabilities, limited-life preferred stock, and equity capital (sum of
    items 21, 22, and 28).........................................................        3300     108,221  29.

MEMORANDUM
To be reported only with the March Report of Condition.

   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank
   by independent external auditors as of any date during 1995....................        6724      N/A     M.1

/ / Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

/ / Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

/ / Director's examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

/ /  Director's examination of the bank performed by other external auditors
    (may be required by state chartering authority)

/ /  Review of the bank's financial statements by external auditors

/ /  Compilation of the bank's financial statements by external auditors

/ /  Other audit procedures (excluding tax preparation work)

/ /  No external audit work

------------------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.